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                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                  (Amendment No.   )


Filed by the Registrant / /
Filed by a Party other than the Registrant /x/
Check the appropriate box:
/ /      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/x/      Soliciting Material Pursuant to Section  240.14a-11(c) or  Section
         240.14a-12

           Capital Realty Investors Tax Exempt Fund Limited Partnership and Capital Realty Investors Tax Exempt Fund III Limited Partnership
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                   (Name of Registrant as Specified in its Charter)


                           Dominium Tax Exempt Fund L.L.P.
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                      (Name of Person(s) Filing Proxy Statement,
                            if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

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    2)   Aggregate number of securities to which transaction applies:

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    3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)   Proposed maximum aggregate value of transaction:

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    5)   Total fee paid:

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/ / Fee paid previously with preliminary materials.

/x/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
         $32,461
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    2)   Form, Schedule or Registration Statement No.:
         Schedule 14A
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    3)   Filing Party:
         Capital Realty Investors Tax Exempt Fund Limited Partnership and Capital Realty Investors Tax Exempt Fund III Limited Partnership
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    4)   Date Filed:
         March 18, 1996 and September 3, 1996
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                                      GEORGESON
                                    & COMPANY INC.

From:    Dominium Tax Exempt Fund L.L.P.  For Release: IMMEDIATELY
         2915 Niagara Lane
         Plymouth, MN  55447              Contact:     Arthur B. Crozier
                                                       Georgeson & Company Inc.
                                                       (212) 440-9861

                           DOMINIUM TAX EXEMPT FUND L.L.P.
                          ANNOUNCES FAVORABLE COURT DECISION
    Minneapolis, Minnesota, October 17, 1996...Dominium Tax Exempt Fund L.L.P. announced today that it is beginning to mail its proxy statement in opposition to the proposed mergers of Capital Realty Investors Tax Exempt Fund Limited Partnership and Capital Realty Investors Tax Exempt Fund III Limited Partnership (AMEX: "CRA", "CRB", "CRL") (the "Funds") with affiliates of Capital Apartment Properties, Inc. (CAPREIT).

    In addition, Dominium announced that the United States District Court for the Southern District of New York refused to grant injunctive relief in the lawsuit brought against Dominium by the General Partners of the Funds relating to its previous communications with BAC Holders. The court directed the General Partners of the Funds to provide Dominium with the BAC Holder list information that it has been attempting to obtain from the General Partners for the last several weeks. The court also held that there was little to support the General Partners' claims that Dominium was not entitled to communicate with BAC holders prior to sending out its proxy statement and that most of the General Partners' claims relating to Dominium's disclosures in its previous communications were "specious on their face".

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    Jack Safar, a partner in Dominium, stated, "We are gratified that the court has removed this latest of many obstacles the General Partners have attempted to put in the way of our direct communication with BAC Holders. From the first, the Funds' General Partners have engaged in tactics of distraction and delay, and avoided discussion of the real issue -- whether the proposed mergers maximize BAC Holder value. With the court's decision, we would hope that the General Partners will quit wasting the Funds' resources and allow the BAC Holders to evaluate whether the proposed mergers are in their interests. We do not believe so and we believe that the proposed mergers should be defeated. We urge BAC holders to review our proxy materials before voting on the proposed mergers."

    Dominium, through its affiliated companies, owns or manages approximately 14,000 multi-housing units across the country and has 25 years experience in real estate development and property management. In addition to its Minneapolis headquarters, Dominium has offices in Milwaukee, Chicago, Atlanta and Miami.
The partners of Dominium and participants in the proxy solicitation in opposition to the transaction are David L. Brierton, Jack W. Safar, Paul R. Sween and Armand E. Brachman. Dominium owns 100 beneficial assignee certificates of each series of the funds.